Exhibit 99.1

News Release
Boeing Corporate Offices
100 N. Riverside
Chicago, IL 60606
www.boeing.com

Boeing Director William M. Daley Resigns Board Seat

CHICAGO, Jan. 10, 2011 – The Boeing [NYSE: BA] board of directors today accepted the resignation of director William M. Daley who, on Jan. 7, submitted his request to resign following his appointment as U.S. President Barack Obama’s chief of staff.

“All of us at Boeing thank Bill for his contributions to our company and wish him well as he tackles this next phase of his exemplary public service career,” said Chairman, President and Chief Executive Jim McNerney.

The resignation is effective as of Jan. 7. Daley, 62, joined the board in 2006. His public career includes serving as President Bill Clinton’s Commerce secretary from Jan. 1997, to July, 2000.

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Contact: John Dern, Communications, 312-544-2002